Euronet Worldwide, Inc., to Purchase Merchant

Acquiring Business of Piraeus Bank in Greece

LEAWOOD, Kan. (March 16, 2021) – Euronet Worldwide, Inc. (NASDAQ: EEFT), a leading global financial technology solutions and payments provider, announced today it has entered into an agreement to purchase the Piraeus Bank Merchant Acquiring (PBMA) business of Piraeus Bank (Bank), the largest bank in Greece1. Included within this transaction is a separately negotiated commercial agreement for a long-term strategic partnership with Piraeus Bank for collaborative product distribution, processing and customer referrals. These agreements are the latest in a series of partnership arrangements with Piraeus Bank dating back to the early 2000s. Following completion of the transaction, Euronet will act as Piraeus Bank’s exclusive long-term partner for the provision of merchant acquiring services to Piraeus Bank customers.

Euronet has agreed to pay €300 million, or approximately $360 million, for the segment’s acquiring services and assets that include approximately 205,000 POS terminals at 170,000 merchants throughout Greece, as well as the bank’s online merchant acquiring business. The in-store acquiring business represents approximately 20 percent of Greece’s market while the bank’s online merchant acquiring represents approximately 40 percent of online and digital transactions in the country.

As part of the deal, Euronet will work collaboratively with Piraeus Bank to make available to its customers a wide range of advanced technologically enabled products and services, while Piraeus Bank will continue to promote and distribute the acquiring products through its extended sales channels, which include its customer service centers, marketing campaigns and approximately 500 branches throughout Greece.

Euronet-Piraeus Bank Relationship Extends Into Growing Demand for Merchant Acquiring

The purchase is the latest agreement between Euronet and Piraeus Bank, who have a long-standing collaborative relationship with each other. Euronet was already the Bank’s card issuing and merchant acquiring services provider prior to the agreement. In 2005, Euronet purchased the bank’s card issuing and merchant acquiring processing services, among other agreements between the two entities throughout the 2000s.

The acquisition expands Euronet’s omnichannel payments strategy where the company uses its own proprietary technology to provide cash, card-based acquiring solutions, alternative payment acquiring, online acquiring, tokenized payment services and other payment products.

The acquisition also positions Euronet in the middle of Greece’s increasing demand for merchant acquiring services, which is being driven by the ease and efficiency of digital payments together with further acceleration as a result of governmental mandates and increased consumer requests for non-cash payments during the COVID-19 pandemic. This demand is expected to continue its upward trend as research indicates that the domestic acquiring volume in Greece will double from approximately €30 billion ($35.8 billion) in 2020 to nearly €60 billion ($71.7 billion) by 2031.2

“This acquisition from a trusted partner was a logical fit to our overall growth strategy,” said Michael J. Brown, Euronet Chairman and CEO. “Because of our prior relationship, we understand the technology, which will ensure a smooth transition from the bank’s systems to ours. We are also eager to apply our expertise to the digital payments side of this transaction. In addition to the fundamental growth in digital payments, we believe we can aggressively grow the online merchant transactions through the use of the payments technologies in our REN® Ecosystem.”

Euronet Plans Product Expansion for PBMA Beyond Basic Payments Acquiring

Euronet will extend its REN® Ecosystem platform to the Greek market to provide a variety of enhanced cash-based and digital payment solutions directly to customers as well as third-party businesses such as banks, fintechs and retailers. The REV® Payments Cloud, a key element of the REN® Ecosystem, provides API access to Euronet’s platforms and solutions that process alternative payments using QR codes and other tokenized methods in mobile digital wallets and payment apps.

REV® also provides Euronet an opportunity to sell products and services from its business segments (EFT, epay and Money Transfer) to approximately 170,000 PBMA merchants. Conversely, the acquiring capabilities of the PBMA platform can be offered into Ria’s and epay’s existing merchant relationships.

“Our digital payments platform is a perfect fit for accelerating the growth of this business and providing the omnichannel acquiring options merchants need to meet the various payments expectations of their customers,” said Nikos Fountas, CEO EFT Americas, Europe, Middle East and Africa. “We look forward to the challenge of expanding the physical and digital transaction options for merchants and consumers in Greece as well as expanding Euronet’s presence in the region with our diverse payments technologies and services.”

“We are delivering the merchant acquiring platform of Piraeus Bank into capable hands,” said Christos Megalou, CEO of Piraeus Bank. “Piraeus Bank has a long-lasting and collaborative history with Euronet. We are confident that the stability of Euronet, combined with its ability to innovate, will provide a reliable partner for our customers, as well as new opportunities for our institution to expand its payment acquiring capabilities in the changing payments landscape.”

Acquisition Timeline and Details to be Discussed on Conference Call

Euronet expects the acquisition, which is subject to customary regulatory approvals and closing conditions, to close in 2021. The PBMA business is expected to compliment Euronet’s history of double digit growth rates and to contribute to Euronet’s operating results approximately $80 to $90 million of revenue and $15 to $20 million of EBITDA in the first full year of operations. Moreover, Euronet expects to add approximately $3 million to $5 million in incremental operating costs prior to the acquisition closing to enable an effective transition from Piraeus to Euronet.

Euronet will host a conference call this afternoon, Tuesday, March 16, at 4:30 p.m. U.S. Eastern Standard Time to discuss the details of the acquisition. To listen to the call via telephone, dial 877-303-6313 (USA) or +1-631-813-4734 (non-USA). The conference call will also be available via webcast at https://ir.euronetworldwide.com. Participants should go to the website at least five minutes prior to the event’s scheduled start time to register. A slide presentation will be included in the webcast. For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event at https://ir.euronetworldwide.com.

About Euronet Worldwide, Inc.

Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of digital media and prepaid mobile phone time.

Euronet's global payment network is extensive - including 45,485 ATMs owned and operated, approximately 340,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services; card software solutions; a prepaid processing network of approximately 748,000 POS terminals at approximately 338,000 retailer locations; and a global money transfer network of approximately 464,000 locations serving 159 countries. With corporate headquarters in Leawood, Kansas, USA, and 66 worldwide offices, Euronet serves clients in approximately 175 countries overall. For more information, please visit the Company's website at www.euronetworldwide.com.

1 Based on customer deposits per publicly available bank information as of September 30, 2020.

2 Based on estimates from the Bank of Greece, Economist Intelligence Unit (EIU) and Euromonitor